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                                                                   Exhibit 23.11

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-38521, 333-38523, 333-38525, 333-38527,
333-38531, 333-38533, 333-38537, 333-38539, 333-48167, 333-61395, 333-65688 and
333-65704), Forms S-4 (No's. 333-61401 and 333-47926) and Form S-3
(No. 333-64979) of Security Capital Group Incorporated of our report dated 21 March 2002 relating to the combined financial statements of Access Self-Storage Holdings S.A., Akeler Holdings S.A., B.C. Holdings S.A., and CWE Property Holdings S.A., which is included in the Security Capital Group Incorporated Annual Report on Form 10-K.


PricewaterhouseCoopers
London
28 March 2002